Exhibit 10.1

PURCHASE AND SALE AND ESCROW AGREEMENT

SELLER:

175 FREEMAN STREET INVESTORS LLC

PURCHASER:

THE HAMILTON COMPANY

PROPERTY:

DEXTER PARK APARTMENTS
175 FREEMAN STREET
BROOKLINE, MASSACHUSETTS

SEPTEMBER 1, 2009

Term Sheet

Purchaser:	THE HAMILTON COMPANY

Notice Address:	39 BRIGHTON AVENUE BOSTON, MA 02134 ATTN: CARL A. VALERI PHONE: 617-783-0039 FAX: 617-783-0568

WITH A COPY TO:

DIONNE & GASS LLP 131 DARTMOUTH STREET, SUITE 501 BOSTON, MASSACHUSETTS 02116 ATTN: SALLY E. MICHAEL, ESQ. PHONE: 617-912-0920 FAX: 617-723-4151

Seller:	175 FREEMAN STREET INVESTORS LLC

Notice Address:	C/O UBS REALTY INVESTORS LLC 242 TRUMBULL STREET HARTFORD, CONNECTICUT 06103-1212 ATTN: GENERAL COUNSEL PHONE: 860-616-9158 FAX: 860-616-9004

WITH A COPY TO:

C/O UBS REALTY INVESTORS LLC 242 TRUMBULL STREET HARTFORD, CONNECTICUT 06103-1212 ATTN: JAYNE M. BRUNDAGE, EXEC. DIRECTOR PHONE: 860-616-9165 FAX: 860-616-9010

WITH AN ADDITIONAL COPY TO:

BINGHAM MCCUTCHEN LLP 1 STATE STREET HARTFORD, CONNECTICUT 06103 ATTN: R. JEFFREY SMITH, ESQ. PHONE: 860-240-2759 FAX: 860-240-2575

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Escrow Agent/Title Company:	FIRST AMERICAN TITLE INSURANCE COMPANY

Notice Address:	101 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS 02199 ATTN: MICHAEL J. DESMOND, VICE PRESIDENT PHONE: 617-772-9250 FAX: 617-226-2987

Property:	DEXTER PARK APARTMENTS 175 FREEMAN STREET BROOKLINE, MASSACHUSETTS

Purchase Price:	$129,500,000.00

Deposit:	$5,000,000.00

Closing Date:	October 28, 2009, subject to extension by Seller up to November 24, 2009 per Section 1.5

PURCHASE AND SALE AND ESCROW AGREEMENT

THIS PURCHASE AND SALE AND ESCROW AGREEMENT (this “Agreement”) dated as of the 1st day of September, 2009, is made by and between 175 FREEMAN STREET INVESTORS LLC, a Delaware limited liability company (“Seller”), with an office in care of UBS Realty Investors LLC, 242 Trumbull Street, Hartford, Connecticut 06103, and THE HAMILTON COMPANY, INC., a Massachusetts corporation or its permitted assignee pursuant to Section 11.4 hereof (“Purchaser”), with an office in care of The Hamilton Company, 39 Brighton Avenue, Boston, Massachusetts 02134.

R E C I T A L S :

Seller desires to sell certain improved real property commonly known as Dexter Park Apartments located at 175 Freeman Street, Brookline, Massachusetts, along with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property.

A G R E E M E N T S :

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.     The Property.

1.1.          Description.  Subject to the terms and conditions set forth in this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):

1.1.1.       Certain real property (the “Land”) located in Brookline, Norfolk County, Massachusetts and more specifically described in Exhibit 1.1.1 attached hereto;

1.1.2.       All improvements located on the Land, including, but not limited to, a 409-unit apartment building located at 175 Freeman Street, Brookline, Massachusetts and commonly known as the “Dexter Park Apartments” (the “Building”), and all other structures, parking areas, systems, fixtures, and utilities associated with, and utilized by Seller in the ownership and operation of the Building (all such improvements, together with the Building, being referred to herein collectively as the “Improvements”);

1.1.3.       All furniture, artwork, personal property, machinery, appliances, tools, building materials, hardware, carpeting, apparatus, and equipment currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”), generally described on  Exhibit 1.1.3 attached hereto, but expressly excluding all furniture, artwork, personal property, equipment, fixtures, appliances, machinery, tools, building materials, apparatus and all other personal property owned by tenants of the Building, public or private utilities or contractors working at the Property, except, in each of the foregoing cases, to the extent of any reversionary or other interest of Seller therein.  The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of business and contractual and legal transfer and use restrictions;

1.1.4.       All rights, easements, hereditaments, interests, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any, including any development rights and water or mineral rights owned by or leased to Seller, if any;

1.1.5.       Any street or road abutting the Land to the center lines thereof;

1.1.6.       The leases and occupancy agreements, as amended, prior to the date hereof, including those in effect on the date of this Agreement which are identified on the Schedule of Leases attached hereto as Exhibit 1.1.6, and any new leases entered into pursuant to Section 4.4, which as of the Closing Date (as hereinafter defined) affect all or any portion of the Land or Improvements (collectively, the “Leases”), and any security and other deposits and prepaid rent actually held by Seller as of the Closing (as hereinafter defined) with respect to any such Leases;

1.1.7.       To the extent Purchaser elects to have the same assigned to Purchaser pursuant to Section 3.3, and Subject to Section 3.3, all assignable contracts and agreements and equipment leases (collectively, the “Contracts”) relating to the operation, repair or maintenance of the Land, Improvements or Personal Property the terms of which extend beyond midnight of the day preceding the Date of Closing (as hereinafter defined);

1.1.8.       To the extent assignable without the consent of third parties, all trademarks, trade names including the name “Dexter Park”, it being understood that Seller has not registered any property rights in such name, domain names, permits, approvals, entitlements and other intangible property (including the telephone number for the Property) owned by Seller, if any, and used solely in connection with the Property, including, without limitation, all of Seller’s right, title and interest in any and all transferable, unexpired warranties and guaranties (collectively, the “Intangible Personal Property”); and

1.1.9.       All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality held by the Seller in respect of the Land or Improvements (collectively, the “Approvals”).

1.2.          Purchase Price.  The total purchase price to be paid for the Property (“Purchase Price”) is ONE HUNDRED TWENTY-NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($129,500,000.00).

1.3.          Payment.  Payment of the Purchase Price is to be made as follows:

1.3.1.       (a)           Purchaser shall make an earnest money non-refundable deposit of FIVE MILLION DOLLARS ($5,000,000.00) (the “Deposit”) prior to 5:00 p.m. (Eastern Time) of the second business day immediately following the date of this Agreement.

(b)           The Deposit shall be placed and held in escrow by First American Title Insurance Company at 101 Huntington Avenue, Boston, Massachusetts (“Title Company” and “Escrow Agent”) in an account insured by the Federal Deposit Insurance Corporation (“FDIC”) and the Depositors Insurance Fund (“DIF”) using Purchaser’s tax identification number at a mutually acceptable savings bank chartered in Massachusetts.  Any interest, if any, earned and accrued on the Deposit shall be considered as part of the Deposit.  Except as otherwise provided in this Agreement, the Deposit shall be applied to the Purchase Price at Closing.  Escrow Agent shall confirm receipt of the Deposit.  The failure by Purchaser to deposit with Escrow Agent any portion of the earnest money Deposit within the time-frame for doing so shall at the option of Seller exercised by written notice to Purchaser and without right of cure by Purchaser result in the immediate, automatic cancellation and termination of this Agreement.

1.3.2.       At Closing, the Purchaser shall pay Seller the Purchase Price, inclusive of the Deposit and subject to adjustments and pro rations as expressly provided herein, to a bank account designated by Seller via wire transfer or other form of immediately available funds.

1.3.3.       In addition to being an all cash transaction, Purchaser’s obligation to purchase the Property is not contingent upon Purchaser’s ability to obtain financing for the purchase of the Property.

1.4.          Independent Consideration.  Contemporaneously with the execution and delivery of this Agreement, Purchaser has paid to the Seller as further consideration for this Agreement, the amount of One Thousand and No/Dollars ($1,000.00) (“Independent Consideration”) in addition to the Deposit and independent of any other consideration provided for hereunder, which Independent Consideration is fully earned by Seller and is not refundable under any circumstances, but which shall be applied to the Purchase Price at Closing.

1.5.          Closing.  Payment of the Purchase Price and closing hereunder (the “Closing”) will take place pursuant to a deed and money escrow closing on or before October 28, 2009, at the offices of the Title Company at 10:00 a.m. local time or at such other time and place as may be agreed upon in writing by Seller and Purchaser (the aforesaid date, or such other date as may be agreed upon by the parties, being referred to in this Agreement as the “Closing Date” or the “Date of Closing”).  The parties agree that Closing can occur by delivery of the closing documents and the Purchase Price to the Title Company pursuant to written instruction letters and that the parties do not have to physically attend the Closing.  The Closing Date is of extreme importance to Seller as the Purchase Price is needed by Seller on the Closing Date in order to satisfy certain obligations of Seller, and Purchaser’s covenant to close the transaction contemplated by this Agreement on the Closing Date constitutes a material inducement to the entry by Seller into this Agreement.  Seller shall have the one-time right to extend the Closing Date to a date not later than November 24, 2009 by delivering to Purchaser, at least seven (7) days prior to the Closing Date, a written notice informing Purchaser of Seller’s election to extend the Closing Date and specifying the extended Closing Date.

1.6.          Agreement to Convey.  Seller shall convey, and Purchaser shall accept, title to the Land and Improvements by a Massachusetts quitclaim deed and title to the Personal Property, by bill of sale, without warranty as to the title or the condition of such personalty, with warranty of title as to claims and demands of all persons claiming by, through, or under Seller, but against none other.

2.     “As Is” Purchase.

2.1.          No Reliance by Purchaser.

(a)                 As a material inducement for Seller entering into this Agreement, Purchaser expressly acknowledges and agrees that the Property is being sold, and Purchaser is acquiring the Property, in its present condition and state of repair.  Purchaser shall accept the Property in an “AS IS” “WHERE IS” condition and “WITH ALL FAULTS” as of the date of this Agreement and as of the Closing.

(b)           Seller: (i) has informed Purchaser that the Improvements are in excess of twenty (20) years in age and the Property was not developed or constructed by Seller or any affiliate, agent or contractor of Seller; and (ii) has delegated the day-to-day management of the Property to an unaffiliated third party property management company (the “Manager”).

(c)           Purchaser understands and expressly acknowledges that unknown liabilities may exist with respect to the Property, that Purchaser explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between the parties with the knowledge of the possibility of liabilities, shall be given in exchange for a full accord and satisfaction and discharge of Seller of all such liabilities.

(d)           Purchaser shall not rely on any warranties, promises, understandings or representations, express or implied, of Seller, any Seller Party (as defined below) or any agent, contractor or employee of Seller or a Seller Party relating to the Property, the physical condition, development potential, operation, or income generated by the Property or any other matter or things affected by or related to the Property, except as may be expressly contained in this Agreement or the closing documents identified herein, and no such representation or warranty shall be implied with respect to the Property.  Without limiting the generality of the foregoing disclaimer of representations and warranties, except as may be expressly contained in this Agreement or the closing documents identified herein, Seller specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials, including asbestos, or any harmful or toxic materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining Property, (xi) access to the Property or any portion thereof, (xii) the Property’s compliance with any site plans or other plans and specifications, or the size, location, age, use, design, quality, description, suitability, structural integrity or soundness, state of repair, water-tightness, operation, habitability, quality of construction or physical condition of the Property or any portion thereof including, without limitation, the plumbing, sewer, heating, ventilating, air conditioning and electrical systems, roofing, windows, balconies, walls, floors and foundations, (xiii) except for the representations and warranties expressly contained in this Agreement, the value, title or financial condition of the Property, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiv) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire, parking or zoning ordinances, codes or other similar laws, including without limitation the Americans with Disabilities Act, (xv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xvi) the merchantability of the Property or fitness of the Property for any particular purpose, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.  A “Seller Party” is defined as the member of Seller, the Manager, UBS Realty Investors LLC (“UBS”) (Seller’s advisor), and their respective officers, members, partner(s) and agents of Seller, Seller’s member, and UBS.

(e)           Seller does not make, has not made, and specifically disclaims any representation or warranty regarding the suitability of the Property for condominium ownership, including, without limitation, any representation or warranty regarding the statutes, laws, codes, rules, regulations, orders or decrees governing the conversion of the Property to condominium ownership.  If Purchaser desires to convert the Property to condominium ownership, Purchaser shall not, until after the Closing Date, (i) file any conversion or condominium application, declaration, request for approval or other instrument(s) with the governing authorities; (ii) notify tenants of the Property of the proposed conversion; (iii) advertise or publicize the proposed condominiums, or (iv) make or accept any offers, deposits or reservations for condominium sales.  In the event that Purchaser converts or attempts to convert the Property to condominium ownership, Purchaser shall indemnify, defend and hold Seller free and harmless from any loss, injury, damages, claims, liens, costs or expenses, including attorneys’ fees and costs, arising out of or in connection with the conversion or attempted conversion of the Property to condominium ownership, including, without limitation, any claims from tenants of the Property and any claims arising in connection with the physical condition of the Property.

2.1.1.       Purchaser acknowledges and agrees that it has had the opportunity to fully inspect and investigate the Property and matters relevant to the Property and shall make all inquiries, inspections, tests, audits, studies and analyses that it deems necessary or desirable in connection with the Property (subject to the provisions of Section 3.1 of this Agreement) and approve or disapprove in its sole discretion the results of its investigations and inspections (including engineering, structural or other tests with respect to the condition of the Property). Purchaser relied solely upon the results of Purchaser’s own inspections and judgment and other information obtained or otherwise made available to Purchaser, rather than any information of Seller, in determining whether to purchase the Property.  Seller was and is under no duty to make affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or any Seller Party, and Purchaser, for itself and for its successors and assigns, hereby specifically waives and releases Seller and each Seller Party from any such duty that otherwise might exist.

2.1.2   Purchaser hereby waives and releases Seller, and each Seller Party, from any and all present or future claims, demands, causes of actions, losses, damages, including, without limitation, exemplary, punitive, indirect or consequential, special or other damages, liabilities, costs and expenses (including attorney’s fees whether suit is initiated or not) whether known or unknown, liquidated or contingent (hereinafter collectively called the “Claims”) arising from or relating to Property, including, without limitation, any of the matters set  forth in this Section 2, as well as (i) any defects, errors or omissions in the design, construction, repair, or maintenance of the Property, or (ii) any environmental and other physical conditions affecting the Property whether the same are a result of negligence or otherwise.  The release set forth in this Section specifically includes, without limitation, any Claims arising in connection with the presence or alleged presence of asbestos or harmful or toxic substances in, on, under or about the Property including, without limitation, any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been amended or may be amended from time to time and similar state statutes and any regulations promulgated thereunder; (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind; or (iii) this Agreement or the common law.  The release set forth in this Section specifically includes, without limitation, any claims under the Americans with Disabilities Act of 1990 or similar state or local laws, as any of those laws may be amended from time to time and any regulations, orders, rules of procedure or guidelines promulgated in connection with such laws, regardless of whether they were in existence on the date of this Agreement.  Purchaser acknowledges that Purchaser has been represented by independent legal counsel of Purchaser’s selection and Purchaser is granting this release of its own volition and after consultation with Purchaser’s counsel.  The waiver and release of claims by Purchaser in this Section does not obligate Purchaser to indemnify Seller or any Seller Party against any such claims brought by third parties.

INITIALS:  PURCHASER:

2.2.          Merger and Survival.  All understandings and agreements heretofore made between the parties or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and this Agreement has been entered into after full investigation, or with the Purchaser satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto.   All the terms and provisions of Section 2.1 and 2.2 shall survive Closing or any termination of this Agreement.

3.     Inspections.

3.1.          Inspections.  Purchaser acknowledges and agrees that it has had the opportunity to fully inspect and investigate the Property and matters relevant to the Property and has made all inquiries, inspections, tests, audits, studies and analyses that it deems necessary or desirable in connection with the Property, and that Purchaser has no further right to conduct any further inspection or investigation of the Property, except solely to the extent Purchaser’s mortgage lender reasonably requires the same in connection with the underwriting of Purchaser’s acquisition financing for the Property, to the extent described in this Section 3.1.

3.1.1.       To the extent reasonably required by Purchaser’s mortgage lender in connection with its underwriting of Purchaser’s acquisition financing for the Property, Seller has made and shall make available (at no cost to Seller) to Purchaser and its employees, representatives, counsel, access to the Property during normal business hours and to documents, materials, reports, books, records and files relating to the Property including, without limitation, Leases, tenant files, tenant correspondence, and the financial information available to Purchaser on the Dexter Park data site at http://www.peracon.com.  However, Seller shall have no ongoing obligation to provide any “Excluded Items” which shall mean all of the following materials, except to the extent previously provided by Seller on the Dexter Park data site at http://www.peracon.com as of the date of this Agreement:  (i) Seller’s financial analyses or projections, Investment Committee information, including Seller’s pre-acquisition due diligence materials, acquisition files on the Property and the book value of the Property; (ii) material which is subject to attorney client privilege or which is attorney work product; (iii) market valuations, appraisals, insurance policies, any engineering, or inspection reports or proposals or bids for repairs to the Property or any portion thereof or any current operating budgets for the Property; (iv) financials of Seller or any affiliate of Seller; (v) material which Seller is legally required not to disclose; or (vi) any of Seller’s entity-related instruments, files or correspondence, including tax returns.

3.1.2.       To the extent reasonably required by Purchaser’s mortgage lender in connection with its underwriting of Purchaser’s acquisition financing for the Property, subject to the rights of tenants at the Property, Purchaser and the “Purchaser Parties” (defined in Section 3.6 below) shall be given reasonable access during normal business hours to the Property for the purpose of making further non-intrusive physical or environmental inspections of the Property.  When making any non-intrusive physical or environmental inspection(s) of the Property, Purchaser shall carry the insurance coverages set out on Exhibit 3.1.2 attached hereto, and, upon request of Seller, shall provide Seller with written evidence of same.  Purchaser and its agents shall not interfere with the business activity of Manager, tenants, tenants’ customers or employees, or any persons occupying or providing goods or services at the Property, shall not reveal to any third party other than the Purchaser Parties and persons approved by Seller the results of its inspections other than a lender in connection with its decision to finance Purchaser’s acquisition of the Property and provided that such lender has been advised of this confidentiality restriction and has agreed to abide by it (except as may be required by law), and shall restore promptly any physical damage caused by such inspection(s).  Purchaser shall not damage the Property and shall immediately restore the Property and remove anything placed on the Property in connection with its inspection(s).

Purchaser shall give Seller two (2) business days prior notice of its intention to conduct any inspection(s) or tenant interviews, and Seller reserves the right to have a representative present.  Purchaser shall provide Seller with a copy of any inspection report in Purchaser’s possession promptly upon Seller’s written request, which obligation shall survive Closing or any termination of this Agreement.  Purchaser shall indemnify, defend, and hold Seller and any Seller Party free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorney’s fees and costs, arising out of a breach of the foregoing by Purchaser in connection with the inspection of the Property, or otherwise from the exercise by Purchaser or its agents or representatives of the right of access under this Section 3.1.2. (collectively, the “Purchaser’s Indemnity Obligations”), which agreement shall survive Closing or termination of this Agreement for a period of 12 months.  Any inspections shall be at Purchaser’s expense.  Purchaser’s Indemnity Obligations shall survive Closing or any termination of this Agreement.

3.1.3.       Except as otherwise provided in this Agreement, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, reports, data or other information supplied to Purchaser (or indirectly to Purchaser’s mortgage lender) by Seller or a Seller Party or any of their respective agents, employees or contractors in connection with Purchaser’s inspection of the Property (e.g., that such materials are current, complete, accurate or the final version thereof, or that all such materials are in Seller’s possession).  It is the parties’ express understanding and agreement that such materials are provided only for Purchaser’s convenience, and Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller or  a Seller Party or any of their respective agents, employees or contractors.  Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller or a Seller Party or any of their respective agents, employees or contractors in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information and Purchaser further acknowledges and agrees that such materials were provided on the express condition that Purchaser shall make and independent verification of the accuracy of such information.  The terms and provisions of this Section 3.1.3 shall survive the Closing or any termination of this Agreement.

3.2.         Title and Survey.  Prior to the execution of this Agreement, Seller has delivered or caused to be delivered to Purchaser, and Purchaser acknowledges receipt of, (i) a preliminary title report or a commitment for an ALTA owner’s standard coverage owner’s policy of title insurance insuring fee title to the Property, together with copies of all items shown as exceptions to title therein, issued by the Title Company and identified as Commitment No. 405838, dated July 26, 2009 (the “Title Commitment”), and (ii) a copy of Seller’s survey of the Land dated March 29, 2001 and last revised on April 11, 2001 (the “Survey”).  All matters of title described on the Title Commitment and the Survey, other than delinquent taxes and assessments and security instruments for existing mortgage indebtedness secured by the Property, are hereby declared to be acceptable to Purchaser and shall be deemed “Permitted Encumbrances” hereunder.  At or prior to Closing, Seller shall be obligated to: (a) pay all delinquent taxes and assessments, (b) satisfy and/or cause to be released the security instruments for existing indebtedness secured by the Property, and (c) remove any exceptions caused by Seller’s voluntary acts after July 26, 2009 and not approved by Purchaser.

Subject to Section 4.5 of this Agreement, Seller shall not, after the date of this Agreement, by voluntary act, intentionally create any new easements, liens, deeds of trust, mortgages, covenants, restrictions, agreements or any other encumbrances to title to all or any portion of the Property without the prior written consent of Purchaser.

Neither Purchaser nor Seller shall incur any liability to the other in connection with the selection of the Title Company or the surveyor retained in connection with the transaction contemplated by this Agreement or in connection with the loss by Title Company of the Deposit or any other amounts deposited by either party into the escrow.

3.3.          Contracts.  On or before the date which is thirty (30) days prior to the Closing Date, Purchaser shall notify Seller in writing if it elects not to assume at Closing any of the Contracts which are identified on Exhibit 3.3 (the “Contracts”) attached hereto.  Seller shall give notice of termination of such disapproved Contract(s) as of the Closing Date; provided that, if under the disapproved Contract(s) Seller has no right to terminate same on or prior to Closing, or if a termination fee or charge is due thereunder as a result of such termination, Purchaser shall (i) assume at Closing all obligations thereunder from the Date of Closing until the expiration dates of such Contracts or (ii) reimburse Seller for the payment of the termination-related fee or charge, as applicable.  Unless Purchaser gives such written notice to Seller in the time period described above, Purchaser will be deemed to have approved same, and such Contracts will be assigned by Seller and assumed by Purchaser at Closing.

3.4.          Intentionally Omitted.

3.5.          Lead-Based Paint.  Purchaser acknowledges that it has had sufficient time in which to conduct a risk assessment or inspection of the Property for the presence of lead-based paint and/or lead-based paint hazards, and that by electing to proceed with the purchase of the Property notwithstanding its termination right pursuant to this Section 3.5, Purchaser shall accept the Property at Closing “AS IS, WHERE IS, WITH ALL FAULTS” with respect to, among other things, the presence or possible presence at the Property of lead-based paint and/or lead-based paint hazards.  Purchaser acknowledges that it has been provided with the notice regarding lead-based paint and/or lead-based paint hazards attached hereto as Exhibit 3.5, together with all other deliveries required to be made by sellers of real property under applicable law.

3.6.          Confidentiality.  Unless Seller specifically and expressly otherwise agrees in writing, all information regarding the Property made available to Purchaser by Seller or Seller’s agents or representatives (the “Proprietary Information”) is confidential (except to the extent such information is already in the public domain) and shall not be disclosed, except as may be required by law, to any other person except those due diligence professionals or entities assisting Purchaser with the transaction, or Purchaser’s lender, if any (collectively, the “Purchaser Parties”) and then only upon Purchaser making such person aware of the confidentiality restriction and procuring such person’s agreement to be bound thereby.  If the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser shall return to Seller, or cause to be returned to Seller, all Proprietary Information.  Unless the transaction contemplated by this Agreement is consummated, Purchaser shall not use or allow to be used any Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-Closing.  The foregoing shall not be deemed to prevent Purchaser from complying with laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, which may require disclosure of Proprietary Information otherwise required to be kept confidential pursuant to this Section 3.6, but only to the extent such disclosure is required by any of the foregoing.  Notwithstanding any other term of this Agreement, the provisions of this Section 3.6 shall survive Closing for a period of six (6) months, and shall survive any termination of this Agreement indefinitely.  Notwithstanding the foregoing, it shall not be a breach of this Agreement to disclose such Proprietary Information to a person who already knows such information.

4.     Prior to Closing.

Until Closing, Seller or Seller’s agent shall:

4.1.          Insurance.  Keep the Property insured against fire and other hazards covered by extended coverage endorsement and commercial public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property, substantially in accordance with current coverages.

4.2.          Operation.  Subject to the Leases, operate and maintain the Property in a businesslike manner and substantially in accordance with Seller’s past practices with respect to the Property, and make any and all repairs and replacements reasonably required to deliver the Property to Purchaser at Closing in its present condition, normal wear and tear excepted, provided that (i) Seller shall have no obligation to make extraordinary capital expenditures or expenditures outside Seller’s normal course of business, and (ii) in the event of any loss or damage to the Property as described in Section 7, Seller shall repair the Property only if Seller is obligated to do so under the Leases and if Seller so elects and then only to the extent of available insurance proceeds.  Purchaser shall not contact, deal with, or negotiate with tenants, subtenants or prospective tenants or subtenants, of the Property without prior written consent of Seller and shall notify Seller promptly if any tenant, or prospective tenant, contacts Purchaser.

4.3.          New Contracts.  Enter into only those third party contracts which are reasonably necessary to carry out its obligations under Section 4.2 and, provided such terms are available on a commercially reasonable basis, which shall be cancelable on no more than thirty (30) days written notice.

4.4.          New Leases.  Continue its present rental program and efforts at the Property to rent apartment units and renew expiring leases.

4.5.          New Liens.  Not create any new encumbrance or lien affecting the Property other than liens and encumbrances (i) that can be discharged prior to Closing, and (ii) that in fact are discharged at Seller’s expense prior to or at the Closing.

4.6.          Copies of Written Notices. Seller shall, from and after the date hereof, promptly provide Purchaser with copies of all written notices received by Seller after the date hereof which assert any material breach of Leases, agreements, laws, covenants or permits applicable to the Property.

4.7.          Lease Terminations; Defaults.  Nothing herein shall in any way affect or restrict the right of Seller to seek to enforce its rights under any Lease or permit the early termination of any Lease; provided, however, that such action is consistent with what a reasonable and prudent property owner would do under the circumstances then existing.

4.8.          Notices of Lease; SNDA.  Seller shall use commercially reasonable efforts to cooperate with Purchaser to obtain: (a) a release (in recordable form) of that certain Notice of Lease dated May 1, 1992 between Dexter Park Limited Partnership, as lessor, and Lundermac Co., Inc., as lessee, recorded with the Norfolk County, Massachusetts Registry of Deeds in Book 9381 at Page 545; (b) a release (in recordable form) of that certain Notice of Lease dated May 27, 1997 between Dexter Park Limited Partnership, as lessor, and Lundermac Co., Inc., as lessee, recorded with the Norfolk County, Massachusetts Registry of Deeds in Book 11886 at Page 92; and (c) a subordination agreement from Lundermac Co., Inc., as lessee, in favor of Purchaser’s first mortgage lender providing acquisition financing, in such form as may be reasonably requested by said mortgage lender, pertaining to the lease identified in that certain Notice of Lease dated July 2, 2001 between 175 Freeman Street Investors, LLC, as lessor, and Lundermac Co., Inc., as lessee, recorded with the Norfolk County, Massachusetts Registry of Deeds in Book 15635 at Page 446.  The ability of Purchaser and/or Seller to obtain any of the foregoing documents is not a condition precedent to the Closing, and nothing contained in this Section 4.8 shall be construed as excluding the above-described notices of lease from the definition of “Permitted Exceptions”.

5.     Representations and Warranties.

5.1.         By Seller.

(a)           Seller represents and warrants to Purchaser that, except as otherwise disclosed to Purchaser:

5.1.1.       Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the Commonwealth of Massachusetts, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its operating agreement.

5.1.2.       Seller has not, and as of the Closing Seller shall not have, (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending as of such time, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, which remains pending as of such time, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

5.1.3.       Seller is not, and as of the Closing shall not be, a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations.

5.1.4.       Subject to Section 11.17, below, Seller is acting as principal in this transaction with authority to close the transaction.  This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

5.1.5.       To Seller’s knowledge, no portion of the Property is the subject of a current, pending or threatened condemnation proceeding which would have a materially adverse impact on the Property.

5.1.6.       The Schedule of Leases attached hereto as Exhibit 1.1.6 is a true and correct copy, as of its date, of the rent roll used by and relied upon by Seller in its ownership and management of the Property.

5.1.7.       There is no action, suit, hearing, arbitration or proceeding pending, or to the best of Seller’s knowledge, threatened, against Seller with respect to the Property, before any court, tribunal or governmental authority.

5.1.8.       The twelve (12) month actual-to-budget operating statements of the Property for 2007, 2008 and year-to-date 2009, as posted on the Dexter Park data site at http://www.peracon.com, are the reports relied upon by Seller, its member and its partners in their reporting for the operations of the Property during such time periods.

(b)           Seller shall have no liability with respect to a breach of the representations and warranties set forth above to the extent that Purchaser proceeds with the closing of the transaction contemplated hereby with actual knowledge of such breach or should have known of such breach, through the exercise of reasonable diligence prior to the Closing Date.

5.2.         Condition Precedent.           It shall be a condition precedent to Purchaser’s obligation to purchase the Property from Seller that (i) all of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date, (ii) the Title Company shall be irrevocably and unconditionally committed to issue the Title Policy to Purchaser upon payment of its premium and other charges; and (iii) Seller shall have performed its obligations pursuant to Section 4.2 hereof.

5.3.         By Purchaser.

(a)           Purchaser represents and warrants to Seller that, except as otherwise disclosed to Seller.

5.3.1.       Purchaser is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of such State, is authorized to do business in the Commonwealth of Massachusetts, has duly authorized the execution and performance of this Agreement, and such execution, delivery, and performance will not violate any material term of any of its constitutive documents.

5.3.2.       Purchaser has not, and as of the Closing Purchaser shall not have (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, which remains pending as of such time, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, which remains pending as of such time, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

5.3.3.       Purchaser is not, and as of the Closing shall not be, a “foreign person” as defined in Section 1445 of the Code and any related regulations.

5.3.4.       Purchaser is acting as principal in this transaction with authority to close the transaction.  This Agreement is the valid and legally binding obligation of Purchaser.

5.3.5.       Purchaser is a sophisticated investor in commercial real estate and has and will perform such due diligence of the Property and its condition (financial and otherwise) as Purchaser deems appropriate.

5.3.6.       Purchaser has reviewed the Leases, Contracts, expenses and other matters relating to the Property and based upon the representations and warranties of Seller expressly contained in this Agreement and its own investigations, inspections, tests and studies, determined whether to purchase the Property and assume Seller’s rights and obligations under the Leases, Contracts and otherwise with respect to the Property.

5.3.7.       Unless otherwise disclosed to Seller in writing, neither Purchaser nor any affiliate of or principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domesticated in the United States of America.

5.3.8.       Neither Purchaser nor any principal of Purchaser who owns a 20% or greater direct or indirect ownership interest in Purchaser is a person or entity described by Section 1 of Executive Order 13,224, and neither Purchaser nor any such principal of Purchaser engages in any dealings or transactions, or is otherwise associated, with any such persons or entities including the governments of Cuba, Iran, North Korea, Myanmar, Sudan, Syria, and Venezuela.

5.3.9.       The execution, delivery and performance by Purchaser of its obligations under this Agreement do not and will not contravene or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on Purchaser.

(b)           Purchaser shall have no liability with respect to a breach of the representations and warranties set forth above to the extent that Seller proceeds with the closing of the transaction contemplated hereby with actual knowledge of such breach or should have known of such breach, through the exercise of reasonable diligence prior to the Closing Date.

5.3.10.     Purchaser is entering into this transaction solely for commercial purposes, and is a sophisticated business entity with significant experience in purchasing real property similar to the Property located in the metropolitan Boston real estate market.  Purchaser acknowledges that its representations and warranties are a material inducement to Seller’s willingness to agree to enter into this transaction with Purchaser, and that but for the representations and warranties contained in this paragraph, Seller would not execute and deliver this Agreement.

5.4.         Condition Precedent. It shall be a condition precedent to Seller’s obligation to sell the Property to Purchaser that all of Purchaser’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.  At the Closing, Purchaser and Seller shall each deliver to the other Seller a certificate certifying that each of its representations and warranties in this Agreement is true and correct as of the Closing Date.

5.5.         Mutual Representation.

(a)           Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations on its own behalf, or for its benefit, with any broker, representative, employee, agent or other intermediary except Cushman and Wakefield of Massachusetts, Inc., in connection with this Agreement or the sale of the Property.  Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or the sale of the Property.  This provision shall survive Closing for six (6) months.

(b)           Neither Seller nor Purchaser will knowingly take, or agree to or commit to take, any action that would make any representation or warranty made by such party inaccurate in any material respect at or prior to the Closing Date.

6.     Costs and Prorations.

6.1.         Purpose and Intent.  Except as expressly provided herein, the purpose and intent of this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing Date, and Purchaser shall bear all such expenses and receive all such income accruing thereafter.  This provision shall survive Closing.

6.2.         Purchaser’s Costs.  Purchaser shall pay the following costs of closing this transaction:

6.2.1.       The fees and disbursements of its counsel, inspecting architect and engineer, if any;

6.2.2.       Any escrow fees;

6.2.3.       Any sales or use taxes relating to the transfer of Personal Property to Purchaser;

6.2.4.       The cost of the issuance of any policy of title insurance issued in connection with this transaction and any updates to the Title Commitment, including, without limitation, any additional premium charge(s) for endorsements and/or deletion(s) of exception items and any cancellation charge(s) imposed by Title Company in the event the policy of title insurance contemplated by the Title Commitment is not issued.

6.2.5.       The cost of any update to the copy of the Survey provided by Seller to Purchaser;

6.2.6.       Any recording fees relating to the deed to be delivered by Seller hereunder and Purchaser’s other closing documents and Purchaser’s lender’s documents;

6.2.7.       Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction; and

6.3.         Seller’s Costs.  Seller shall pay the following costs of closing this transaction:

6.3.1.       The fees and disbursements of its counsel;

6.3.2.       The cost of any deed excise stamp taxes;

6.3.3.       Any recording fees relating to the documents to be recorded by Seller in order to clear title in the manner described by this Agreement;

6.3.4.       The broker’s fee to the extent any such fee is payable pursuant to the separate agreement with Cushman and Wakefield of Massachusetts, Inc. dated May 21, 2009.

6.4.         Prorations.  Collected Rents and any other amounts (including, without limitation, payment of base rent, ground rent, parking income and reimbursements of Property operating costs) paid by tenants applicable to the month in which the Date of Closing occurs or prepaid by tenants for months after the month in which the Date of Closing occurs shall be prorated as of the Date of Closing and be adjusted against the Purchase Price on the basis of a schedule (the “Rent Schedule”) which shall be prepared by Seller and delivered to Purchaser.  The Rent Schedule shall set forth (i) rents and other amounts payable applicable to the month in which the Date of Closing occurs, (ii) rents and other amounts collected by Seller applicable to the month in which the Date of Closing occurs, and (iii) rents and other amounts due but uncollected and applicable to the month in which the Date of Closing occurs, (the latter unpaid obligations being referred to herein as the “Current Delinquencies”), as well as rental and other payment delinquencies (excluding those applicable to the month in which the Date of Closing occurs) which are owed to Seller but uncollected as of the Date of Closing (“Delinquencies”).  Purchaser shall receive a credit against the Purchase Price for any cash security and other deposits with respect to the Leases, which deposits are held by Seller and have not been applied or forfeited as of Date of Closing.  Such cash deposits will be kept by Seller.

6.4.1.       Vault charges, sewer charges, utility charges and operating expenses actually paid or payable by Seller as of the Date of Closing shall be prorated as of the Date of Closing and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller shall make a further adjustment for such charges which may have accrued or been incurred prior to the Date of Closing, but not collected or paid at that date.  All prorations shall be made on a 365-day calendar year basis, using actual number of days in the month.

6.4.2.       Purchaser shall pay at Closing, the fair market value of the fuel oil stored in any storage tanks located at the Property, such amount to be determined by Supreme Energy (Seller’s existing fuel oil retailer) based on a meter reading provided by Seller’s engineer within the seven (7) days immediately preceding the Closing Date (but in no event later than three (3) days immediately preceding the Closing Date).

6.5.         Taxes.     Real estate taxes, personal property taxes, special assessments (and installments thereof) and other governmental taxes and charges relating to the Property, including annual or periodic permit fees, (collectively, “Taxes”) payable during the year in which Closing occurs shall be prorated as of the Date of Closing and adjusted against the Purchase Price.  If Closing occurs before the actual Taxes payable during such year are known, the proration of Taxes shall be upon the basis of Taxes for the Property payable by Seller during the immediately preceding year; provided, however, that if the Taxes payable during the year in which Closing occurs are thereafter determined to be more or less than the Taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly, except in the case of an ongoing tax protest), shall adjust the proration of Taxes and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment, and further provided that any reproration of real estate taxes shall take into account only increases in the tax rate or millage, i.e., any portion of any real estate tax increase attributable to an increase in assessed value shall not be taken into account.  This covenant shall not merge with the deed delivered hereunder but shall survive the Closing.

6.6.         In General.

(a)           Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in Norfolk County, Massachusetts.

(b)   (i) None of Seller’s insurance policies relating to the Property will be assigned to Purchaser, and Purchaser shall be responsible for arranging for its own insurance as of the Closing Date; (ii) utilities paid by Seller, including telephone, electricity, water and gas, shall be read on as close as possible before the Closing Date and Purchaser with cooperation from Seller’s on-site Manager, if necessary, shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Purchaser on the Closing Date, including the posting of any required deposits (it being understood, however, that Seller shall be entitled to a credit at the Closing for any utility deposits which it or its predecessors have made prior to the Closing Date, to the extent the same are transferred to Purchaser, and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to and including the Closing Date, and any utility deposits for which it does not receive a credit hereunder); and (iii) on the Closing Date, the Property will not be subject to any financing obtained by Seller or its predecessors unless Purchaser has expressly agreed to assume such financing.  Accordingly, there will be no prorations for insurance, utilities (except to the extent provided above for utility deposits), payroll or debt service.  In the event a meter reading is unavailable for any particular utility or is read on a date other than the Closing Date, such utility bill shall be prorated in the manner provided in Section 6.1.

6.7.          Closing Adjustment.  Escrow Agent shall prepare a closing statement on the basis set out above, and shall endeavor to deliver such computation to Purchaser and Seller at least two (2) business days prior to Closing.

6.8.          Post-Closing Reconciliation.  If any of the aforesaid prorations cannot be calculated accurately as of the Closing Date, then they shall be calculated as soon after the Closing Date as feasible, but in any event no later than December 31, 2009. Notwithstanding any provision contained in this Agreement to the contrary, after the expiration of said period, no further adjustments, credits or prorations shall be made or allocated between the parties under this Agreement for any of the items listed in this Section 6, except for any delinquencies due to Seller and except for a reproration of Taxes pursuant to Section 6.5 above in the event the Taxes for the year of Closing are not known as of the Closing Date.

6.9.          Post-Closing Collections.  Purchaser shall use its best efforts during the ninety (90) day period immediately following the Date of Closing to collect Current Delinquencies and Delinquencies.  Amounts collected from tenants who or which, as of the Date of Closing, were obligors with respect to Current Delinquencies and/or Delinquencies shall be applied first to satisfy such tenants’ obligations for the payment period during which collection occurred, second to satisfy Current Delinquencies, third to satisfy Delinquencies, and the balance to satisfy any other rental obligations of such tenants to Purchaser. Amounts collected and applicable to satisfy Current Delinquencies shall be paid promptly to Seller to the extent of Seller’s pro-rata entitlement thereto, and amounts collected and applicable to satisfy Delinquencies shall be promptly paid to Seller.

At the end of the ninety (90) day period following the Date of Closing, Purchaser shall prepare and deliver to Seller a statement (the “Collection Statement”) identifying all payments collected during such ninety (90) days from tenants who were listed on the Rent Schedule prepared and delivered pursuant to Section 6.4 hereof as obligors on Current Delinquencies or Delinquencies.  If any uncollected Current Delinquencies or then unsatisfied Delinquencies exist, Purchaser hereby agrees to assign to Seller any and all rights afforded the obligee with respect thereto (with respect to Current Delinquencies, to the extent of Seller’s pro-rata entitlement thereto), whereupon Seller shall be entitled to take such steps, including the right to file suit, as Seller in its sole and absolute discretion deems necessary or appropriate to collect such sums, excepting only the right to dispossess any tenant still in possession of its further right to occupy the premises demised to it.  Such assignment shall be effective automatically, without the need for execution or delivery of any instrument of assignment.  Upon request of Seller, however, Purchaser shall execute and deliver to Seller such instrument(s) as Seller may reasonably request to confirm such assignment.  Purchaser shall, at no cost to Purchaser, cooperate with Seller in any manner reasonably requested by Seller in connection with any such collection effort.

Purchaser shall keep and maintain at all times full and accurate books of account and records adequate to reflect correctly total rental and other payments collected under each of the Leases, and all such books and records shall be kept and shall be available to Seller for at least one year after the Date of Closing.  Seller shall have the right to inspect, copy and audit such books of account and records at Seller’s expense, during reasonable business hours, and upon reasonable notice to Purchaser, whether such books and records are in the possession of Purchaser or any agent of Purchaser for the purpose of verifying the accuracy of the Collection Statement and the rental and any other payments collected by Purchaser, which were earned during Seller’s ownership period, and which should have been paid to Seller pursuant to this Section  6.9.

6.10.        Other Items.  All cash in any operating, reserve or other property accounts on the Closing Date shall belong to Seller.

6.11.        Survival.  The provisions of this Section 6 shall survive Closing.

7.     Damage, Destruction or Condemnation.

7.1.          Material Event.  If, prior to Closing, twenty percent (20%) or more of the net rentable area of the Building or all access to the Property are rendered completely untenantable, or are destroyed or taken under power of eminent domain, Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within five (5) business days after receiving notice of such destruction or taking.  If Purchaser does not give such written notice within such period, this transaction shall be consummated on the date and at the Purchase Price provided for in Section 1, and Seller shall assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, or Seller’s portion of any condemnation award, as applicable, in both cases up to the amount of the Purchase Price plus one-half of any amounts in excess thereof, and including any rights of Seller to prosecute, settle, compromise, or appeal such payments, and, if an insured casualty, pay to Purchaser the amount of any deductible, if not previously paid by Seller, but not to exceed the amount of the loss.

7.2.          Immaterial Event.  If, prior to Closing, less than twenty percent (20%) of the net rentable area of the Building is rendered completely untenantable or are destroyed, or are taken under power of eminent domain, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in Section 1, and Seller shall assign to Purchaser its interest in the physical damage proceeds of any insurance policies payable to Seller, and including any rights of Seller to prosecute, settle, compromise, or appeal such payments, and, if an insured casualty, pay to Purchaser the amount of any deductible not previously paid by Seller but not to exceed the amount of the loss.

7.3.         Cooperation.  Seller and Purchaser, as may be appropriate, shall cooperate in prosecuting, settling, and compromising any such condemnation award and insurance claim.

7.4.         Termination and Return of Deposit.  If Purchaser elects to terminate this Agreement pursuant to this Section 7, and if Purchaser is not, on the date of such election, in material default of its obligation to have closed under the Agreement, Seller shall promptly direct the Title Company to return the Deposit to Purchaser.

8.     Notices.  Any notice, consent, or approval required or permitted to be given hereunder shall be in writing and shall be deemed to be given when hand delivered or one (1) business day after pickup by Federal Express, UPS overnight, or similar overnight express service, or on the date when delivered by facsimile transmission with written acknowledgment of receipt, in any case addressed to the parties at their respective addresses for notice set forth in the Term Sheet of this Agreement, or, in each case, to such other address as either party may from time to time designate by giving notice in writing to the other party, provided that neither party shall designate as its address a post office box or other address which does not accept overnight delivery.  Notice hereunder may be given by counsel acting on behalf of either party.  Telephone numbers are for informational purposes only.  Effective notice will be deemed given only as provided above.  Notice given to Seller by e-mail is not considered proper notice under this section.

9.     Closing and Escrow.

9.1.         Escrow Instructions.  Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the Escrow Agent for consummation of the transaction contemplated herein, and Title Company shall execute this Agreement to acknowledge acceptance of the escrow and receipt of the Deposit.  Seller and Purchaser shall execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement, provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.

9.2.         Duties of Escrow Agent.

(a)           Escrow Agent is acting solely as a stakeholder under this Section 9.2.  Escrow Agent’s duties shall be determined solely by the express provisions hereof and are purely ministerial in nature.

(b)           During the term of this Agreement, Escrow Agent shall hold and deliver the Deposit strictly in accordance with the terms and provisions of this Agreement and shall not commingle the Deposit with any funds of Escrow Agent or others.  Escrow Agent shall invest the Deposit in one or more interest-bearing accounts using Purchaser’s tax identification number at a mutually acceptable savings bank located chartered in the Commonwealth of Massachusetts, and such account(s) shall be fully insured by the FDIC and/or the DIF and have no penalty for early withdrawal.  Escrow Agent shall disburse the Deposit in strict accordance with the written instructions of the parties hereto.  Escrow Agent shall not disburse the Deposit without at least one business day’s notice to Seller.  All costs incurred by Escrow Agent in connection with its obligations under this Section 9.2(b) shall be borne solely by Purchaser.  In no event shall Escrow Agent’s use of multiple accounts to hold the Deposit result in Escrow Agent having to deliver the net sales proceeds to Seller in more than one (1) wire transfer.

Escrow Agent’s initials:

(c)   Intentionally Omitted.

(d)           If this Agreement is terminated by Purchaser (pursuant to Section 7.1 or Section 10.2 hereof) or by the mutual written agreement of Seller and Purchaser, or if Escrow Agent is unable at any time to determine to whom the Deposit should be delivered, then Escrow Agent shall deliver the deposit in accordance with the joint written instructions of the Seller and Purchaser.  If written instructions are not received by Escrow Agent within ten (10) days after Escrow Agent has served a written request for instructions upon both Seller and Purchaser, the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction in the state where the Property is located and to interplead Seller and Purchaser.  Upon the filing of the interpleader action, Escrow Agent shall be discharged from any further obligations in connection with this Agreement.

(e)           If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller and Purchaser concerning this Agreement (which litigation or dispute does not involve any action, omission or failure to act by Title Company), Seller and Purchaser shall each pay Escrow Agent one-half of Escrow Agent’s reasonable costs and expenses.  Except for such costs and expenses, no fee or charge shall be due or payable to Escrow Agent for its services under this Agreement.

(f)            Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of this Agreement, and to do so in strict accordance with the Agreement, and does not undertake to perform any of the covenants, terms and provisions applicable to Seller and Purchaser.

(g)           Purchaser and Seller acknowledge and agree that Escrow Agent has assumed no liability except for gross negligence or willful misconduct and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

(h)           The conditions to the Closing shall be the Escrow Agent’s receipt of funds and documents as described in this Section 9.2.  Upon receipt of such funds and documents, Escrow Agent shall deliver the items as described in this Agreement.

(i)            All acts and documents required of Purchaser or Seller in order to close the escrow pursuant hereto shall be deposited with Escrow Agent no later than 5:00 p.m. (Eastern Time) on the day immediately preceding the Closing Date, and shall be available for release at Closing.  In addition, all funds required from Purchaser in order to close the escrow pursuant hereto shall be deposited with Escrow Agent no later than 10:00 a.m. (Eastern Time) on the Closing Date, and shall be available for immediate distribution at Closing.  Notwithstanding the foregoing, the Purchaser will not be deemed in default under this Agreement for delivery of the funds required to consummate the purchase of the Property in accordance with this Agreement after 10:00 a.m. (Eastern Time) on the Closing Date, so long as the total amount of funds due and owing to Seller are actually received by Seller via wire transfer to an account designated by Seller (as confirmed by Federal Reserve reference number) on the Closing Date.  If Purchaser fails to deposit all funds sufficiently early on the Closing Date so that Seller does not receive its net funds prior to 3:00 p.m. (Eastern Time) on the Closing Date, Purchaser shall pay Seller $3,750.00, representing Seller’s anticipated loss of the benefit of overnight investment of the net proceeds.

(j)            Notwithstanding anything to the contrary in this Section 9.2, in the event the Closing does not occur on or before the Closing Date, the Escrow Agent shall, unless it is notified by both parties to the contrary within five (5) business days after the Closing Date, return to the depositor thereof items which were deposited pursuant to this Agreement.  The foregoing instruction to return items does not include funds or the Deposit.  Any such return shall not, however, relieve either party of any liability it may have relating to its wrongful failure to close.

(k)           Escrow Agent shall not be responsible or liable in any manner whatsoever for the correctness, genuineness or validity of any document or instrument, or any signature thereon, deposited with or delivered to Escrow Agent pursuant to this Agreement.  Escrow Agent may act in reliance upon any such document or instrument, which Escrow Agent in good faith believes to be genuine and duly authorized, without investigation as to the correctness, genuineness or validity thereof.  Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against Escrow Agent.  Escrow Agent is not chargeable with knowledge, and has no duties with respect to any other agreements between

Seller and Purchaser.  Escrow Agent shall not be responsible to see to the correct application of any funds disbursed by it pursuant to this Agreement.

(l)            Seller and Purchaser acknowledge that the transaction contemplated hereunder shall be closed by delivering executed documents and the other closing deliveries to the Escrow Agent in accordance with customary written instructions.

(m)          Upon request by Seller and Purchaser, Escrow Agent shall prepare a closing or settlement statement.

(n)           Escrow Agent is familiar with and understands the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Sec. 78dd-1, et seq., and any other anti-corruption laws and regulations relevant to the Agreement and has not and will not violate these laws.

(o)           The President of the United States has issued Executive Order 13224, in conjunction with the Office of Foreign Assets Control (“OFAC”).  This order bans any United States person from doing business with any person, entity or group specially designated by the U.S. Secretary of State or Secretary of the Treasury as a terrorist or terrorist entity.  OFAC maintains a list of these persons, entities and groups, known as the Specially Designated Nationals and Blocked Persons List (“SDN List”).  In order to comply with this order, Escrow Agent shall not enter into contracts or other agreements with any person whose name appears on the SDN List.

9.3.         Seller’s Deliveries.

(a)           Seller shall deliver or cause to be delivered, either at the Closing through the Title Company or by making available at the Property, as appropriate, the following items and original documents, each executed and, if required, acknowledged, as appropriate:

9.3.1.       A Massachusetts quitclaim deed to the Property, in the form attached hereto as Exhibit 9.3.1.

9.3.2.       A bill of sale in the form attached hereto as Exhibit 9.3.2 conveying the Personal Property.

9.3.3.       (i) The Leases and any new leases entered into pursuant to Section 4.4; (ii) the Rent Schedule, including a listing of any tenant security and other deposits and prepaid rents held by Seller with respect to the Property; (iii) the cash security deposits and letters of credit held by Seller as security under the Leases, but only to the extent the same have not been applied in accordance with the Leases or returned to tenants and relate to tenants occupying space at the Property on the Closing Date pursuant to Leases then in effect and any accrued interest thereon to the extent required by applicable Massachusetts law;

(iv) an assignment of such Leases, deposits, and prepaid rents by way of an Assignment and Assumption of Leases in the form attached hereto as Exhibit 9.3.3; and (v) a certificate from the Manager, dated as of the Closing Date, certifying to Purchaser that the Leases for the Property which are on file in the management office thereof and which have been made available to Purchaser are used by and relied upon by Manager in connection with the leasing operations conducted by Manager, in its capacity as property manager for the Property.

9.3.4.       (i) Copies of all Contracts which Purchaser has elected to assume or which are not terminable by the Seller without fee or penalty on or before the Date of Closing; and (ii) an assignment of such Contracts to Purchaser by way of an assignment and assumption agreement, in the form attached hereto as Exhibit 9.3.4.

9.3.5.       An assignment to Purchaser of Seller’s right, title and interest, if any, in any names specific to the Property, including any domain name(s), permits, approvals, entitlements, and other intangible property owned by Seller and used solely in connection with the Property in the form attached hereto as Exhibit 9.3.5.

9.3.6.       An assignment of all unexpired, transferable warranties and guarantees then in effect, if any, with respect to the Improvements or any repairs or renovations to such Improvements and Personal Property being conveyed hereunder, which assignment is in the form attached hereto as Exhibit 9.3.6.

9.3.7.       Seller shall deliver to Purchaser at Closing, the originals of all Leases, tenant files, and, to the extent in Seller’s possession and to the extent available, the Contracts and Equipment Leases being assumed by Purchaser, and any building plans, specifications and operating manuals relating to the Property.  All other books and records requested by Purchaser will be provided at Seller’s sole discretion and at Purchaser’s sole cost.  These materials may be delivered at the Property.

9.3.8.       An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.3.8.

9.3.9.       Appropriate evidence of authorization as required by the Title Company.

9.3.10.     A statement updating the Seller’s representations and warranties and certifying the same as true and correct as of the Closing Date.

9.3.11.     Any deed excise stamp tax declaration in the form required by applicable governmental authorities.

9.3.12.     The Closing Statement (prepared by the Title Company).

9.3.13.     Keys or key codes to all locks at the Property, which will be delivered at the Property.

9.3.14.     An owners affidavit and gap indemnification agreement in form and substance as may be acceptable to Purchaser and the Title Company, but in any event in sufficient form to permit the Title Company to issue a standard owner’s policy of title insurance and to issue the same at Closing, notwithstanding that the deed conveying the Land shall not have been recorded at such time.  In addition, Seller shall deliver such other documents as may be reasonably required by the Title Company and which do not expand or create Seller liability beyond that provided for by this Agreement as may be agreed upon by Seller and Purchaser to consummate the transaction, provided, however, that Seller shall not be obligated to provide to Title Company any other affidavits, indemnities, certifications, covenants, obligations or liabilities beyond those that Seller is providing to Purchaser under this Agreement or which go beyond that required for the issuance by Title Company of a standard owner’s policy of title insurance.

9.4.         Purchaser’s Deliveries.  At Closing, Purchaser shall (i) pay Seller the Purchase Price through the Escrow Agent and provide any instruments required by the Title Company from a purchaser of real property; and (ii) execute and deliver the agreements referred to in Sections 9.3.3(iii) and 9.3.4(ii), any deed excise stamp tax declarations in the form required by applicable governmental authorities, a statement updating the Purchaser’s representations and warranties and certifying the same as true and correct as of the Closing Date, and the Closing Statement.

9.5.         Mutual Obligations.  Seller and Purchaser shall each deposit such other instruments as are reasonably required (i) to confirm their respective authority to close this transaction, (ii) by Escrow Agent, or (iii) otherwise to consummate the sale and acquisition of the Property in accordance with the terms hereof (provided that in no event shall any such documents increase the liability of Purchaser or Seller).  Seller and Purchaser hereby designate Escrow Agent as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

9.6.         Possession.  Purchaser shall be entitled to possession of the Property upon conclusion of the Closing, subject to the Permitted Encumbrances.

9.7.         Insurance.  Seller shall terminate its policies of insurance as of noon on the Date of Closing and Purchaser shall be responsible for obtaining its own insurance thereafter.

9.8.         Utility Service and Deposits.  To the extent any utility account is in Seller’s name, Seller shall be entitled to the return of any deposit(s) and/or bond(s) posted by it or its predecessor with any utility company and Purchaser shall notify each utility company serving the Property to terminate any Seller account, effective at noon on the Date of Closing, such notice to be in the form of Exhibit 9.8 attached hereto.

9.9.         Notice Letters.  Subsequent to Closing, Seller shall provide to Purchaser copies of form letters to tenants and to service, maintenance, supply and other contractors serving the Property, whose Leases and Contracts (respectively) were assigned to Purchaser at Closing, advising them of the sale of the Property to Purchaser, notifying them that security deposits have been transferred to Purchaser, and directing to Purchaser all rents and bills for the services and supplies, respectively, provided to the Property on and after the Date of Closing.

10.  Breach; Default; Failure of Condition.

10.1.       Purchaser Default.  If Purchaser shall breach or default under this Agreement and, with respect to breaches or defaults for which a cure period is applicable, fail to cure such breach or default within such cure period, Seller may terminate this Agreement, the Deposit shall be retained by Seller as liquidated damages, without the necessity of proving actual damages, and both parties shall be relieved of and released from any further liability hereunder except for Purchaser’s Indemnity Obligations set forth in Sections 3.1.2 and 3.6 hereof and matters which, by the express provision thereof in this Agreement, survive termination of the Agreement.  Seller and Purchaser agree that Seller’s damages in the event of such breach or default will be difficult or impractical to ascertain, the Deposit is a fair and reasonable estimate of such damages as of the date of this Agreement, and the Deposit is to be retained by Seller as agreed and liquidated damages in light of Seller’s removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

10.1.1.     The parties hereto agree that it would be difficult to prove actual damages resulting from a breach of this Agreement and that the Deposit represents a fair and equitable estimation of Seller’s damages in the event of a breach or default by Purchaser.  The parties further agree that this liquidated damage clause is included herein as a result of negotiation by the parties at the express request of Purchaser and that Purchaser hereby waives any right to challenge the enforceability of this clause or its reasonability, and Purchaser hereby waives any and all rights it may have at law or equity to dispute Seller’s right to the liquidated damages provided for herein.  In addition, the parties waive any right to asset the lack of mutuality of remedy as a defense in the event of any litigation arising out of this Agreement.

Seller’s initials:                                                                  Purchaser’s initials:

10.2.       Seller Default.  If Seller shall refuse or fail to convey the Property as herein provided for any reason other than (i) a breach or default by Purchaser under this Agreement and the expiration of the cure period, if any, or (ii) any other provision of this Agreement which permits Seller to terminate this Agreement or otherwise relieves Seller of the obligation to convey the Property, Purchaser shall elect as its sole and exclusive remedy hereunder either to terminate the Agreement and recover the Deposit or to specifically enforce the Seller’s obligations to convey the Property in accordance with this Agreement, Purchaser hereby expressly waiving any right to recover exemplary, punitive, indirect, consequential, special or other damages and all other remedies available at law or at equity with regard to any such failure; provided that no action in specific performance shall seek to require the Seller to do any of the following (other than as required as pursuant to this Agreement): (a) change the condition of the Property or restore the same after any fire or other casualty; (b) subject to Sections 3.2 and 10.3 hereof, expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a survey of the Property; or (c) secure any permit, approval, or consent with respect to the Property or Seller’s conveyance of the Property.

10.3.       Failure of Condition.  If prior to Closing Seller discloses to Purchaser or Purchaser discovers that title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances, then Purchaser shall promptly give Seller written notice of any objection thereto.  In such event, the Closing shall be postponed for up to thirty (30) days and Seller shall use reasonable efforts to cure such objection, provided that Purchaser may not object to the state of title of the Property on the basis of any Permitted Encumbrance(s).

10.3.1.     Subject to Section 3.2 and Section 10.3 hereof, Seller shall have no obligation to cure any title objection.  If Purchaser fails to waive an objection within five (5) days after notice from Seller that Seller is unable to cure the objection prior to the extended Closing Date, this Agreement shall terminate automatically and  the Title Company shall promptly return the Deposit to Purchaser, and neither party shall have any liability to the other except for Purchaser’s obligations set forth in Section  3.1.2 and 3.6 hereof.  For the purposes of this Agreement, any title defect, limitation or encumbrance other than a Permitted Encumbrance shall be deemed cured if Title Company or another title insurance company reasonably acceptable to Purchaser and authorized to do business in Massachusetts, agrees to issue an ALTA owner’s title insurance policy to Purchaser in the amount of the Purchase Price, which policy takes no exception for such defect, limitation or encumbrance and is issued for no additional premium or for an additional premium if Seller agrees to pay such additional premium upon Closing.

10.4.       Representation or Warranty Untrue.  Prior to Closing, if any material representation or warranty of any party is discovered to have been false, in any material respect, when made, then such discovery shall be an event of default by the party that made the false representation or warranty.  If, after the date of this Agreement and before the Closing, (a) such false representation or warranty shall constitute a condition that such defaulting party is capable of curing and (b) such defaulting party notifies the non-defaulting party in writing that it intends to cure such false representation or warranty, then such defaulting party shall have the right to cure such false representation or warranty prior to Closing and, if such condition is not cured by Closing (or if such defaulting party notifies the non-defaulting party that such condition can not be cured), then the non-defaulting party shall have all of the rights set forth in

Article 10.  However, if the non-defaulting party consummates the Closing with knowledge of such false representation or warranty, such non-defaulting party shall be conclusively deemed to have waived such default and accepted such uncured condition, in which event the non-defaulting party shall have no rights or remedies under this Agreement regarding such default and such representation and warranty shall automatically be deemed amended to fully and accurately state the actual facts and conditions then known or existing so that no fact or condition first discovered or notice received or events occurring after the Effective Date can or will constitute a breach by the defaulting party of any of the warranties or representations.

11.          Miscellaneous.

11.1.        Entire Agreement.  This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.  The parties are not bound by any agreements, understandings, provisions, conditions, representations or warranties (whether written or oral and whether made by Seller or any agent, employee or principal of seller or any other party) other than as are expressly set forth and stipulated in this Agreement.

11.2.        Severability.  If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

11.3.        Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

11.4.        Assignability.  Purchaser shall not assign this Agreement without first obtaining Seller’s written consent, provided however, that Purchaser may, without Seller’s consent, but with no less than five (5) business days written notice to Seller which notice will include the name of such assignee and the names of all principals and entities owning twenty-five percent (25%) or more of such assignee, assign this Agreement to an “Affiliate” of Purchaser or designate an “Affiliate” to take title, to the Property at Closing.  “Affiliate” means any entity that is owned or controlled by an entity of which the general partners, managers or voting members are at least fifty-one (51%) percent owned or controlled by principals of Purchaser, and shall include trusts or other estate planning entities created for the benefit of such principals and their immediate family members.  Any assignment in contravention of this provision shall be void.  No assignment, whether or not permitted, shall release the Purchaser herein named from any obligation or liability under this Agreement.  The Purchaser and any permitted assignee shall be jointly and severally liable for all such obligations and liabilities.  Any permitted assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.  Purchaser acknowledges that any such assignee shall be subject to Seller’s verification that such assignee can make the representation set forth in Section 5.3.8.

If Purchaser requests Seller’s consent to an assignment of this Agreement, Purchaser shall (i) notify Seller in writing of the proposed assignment; (ii) provide Seller with the name and address of the proposed assignee; (iii) provide Seller with financial information, including current financial statements, for the proposed assignee; and (iv) provide Seller with a copy of the proposed instrument of assignment.

Any transfer or assignment of any membership or other beneficial interest of Purchaser in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Section 11.4.

11.5.       Successors Bound.  This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

11.6.       Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

11.7.       Attorneys’ Fees.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ and paralegals’ fees and costs actually incurred, whether incurred out of court, at trial, on appeal or in any bankruptcy, arbitration or administrative proceedings.

11.8.       No Relationship. Nothing contained in this Agreement shall be construed to create a fiduciary, partnership, joint venture, principal/agent or other relationship between the parties or their successors or assigns, and the parties owe no duty to each other except as expressly stated in this Agreement.

11.9.       Time of Essence. Time is of the essence for all purposes of this Agreement.

11.10.     Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.  Each counterpart may be delivered by facsimile transmission provided that a signed original is provided promptly.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

11.11.     Recordation.  Neither this Agreement nor any memorandum or notice hereof shall be recorded.  Purchaser shall (i) not, and hereby waives its rights to, file any notice of lis pendens or other form of notice of pendency or other instrument against the Property or any portion thereof in connection herewith and (ii) indemnify

Seller against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Purchaser or its agent of any such memorandum, notice or other instrument.  If Purchaser fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Property.  Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record.  If Purchaser or any agent, broker or counsel acting for Purchaser shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a default of this Agreement on the part of the Purchaser.  However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Section 11.11.

11.12.      Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution.  Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance.  The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and the Deposit shall have been received by the Title Company and a counterpart thereof shall have been delivered to Purchaser.  Signatures of this Agreement transmitted by facsimile or via electronic mail (*.pdf or similar file types) shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement, any amendment thereto, or any notice sent via facsimile or via electronic mail with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, amendment or notice, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically mailed signature in all instances and shall accept the telecopied or electronically mailed signature of the other party to this agreement.

11.13.      Tax Protest.  If, as a result of any tax protest or otherwise, any refund or reduction of any real property or other tax or assessment relating to the Property during the period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less equitable prorated costs of collection.

11.14.      Best Knowledge; Received Written Notice.  Whenever a representation, warranty or other statement is made in this Agreement or in any document or instrument to be delivered at Closing pursuant to this Agreement, on the basis of the best of knowledge of Seller, or is qualified by Seller having received written notice, such representation, warranty or other statement is made with the exclusion of any facts disclosed to or otherwise known by Purchaser, and is made solely on the basis of the current, conscious, and actual, as distinguished from implied, imputed and constructive, knowledge on the date that such representation or warranty is made, without inquiry or investigation or duty thereof, of Robert Wilkins, (the officer of Seller having responsibility for the management of the Property), without attribution to such specific officers of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property, and excluding, whether or not actually known by such specific officers, any matter known to Purchaser or its agents at the time of Closing.  So qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Robert Wilkins or any other officer or employee of any Seller Party.

11.15.     Survival and Limitation of Representations and Warranties.

(a)           The representations and warranties of Seller set forth in this Agreement or any documents executed in connection herewith shall survive the Closing, but, any action, suit or proceeding brought by Purchaser against Seller under this Agreement or under any such documents shall be commenced and served, if at all, on or before the date which is six (6) months after the date of Closing and, if not commenced and served on or before such date, thereafter shall be void and of no force or effect.

(b)           Subject to Section 10.2, above, the aggregate liability of the Seller with respect to all claims arising in connection with the representations and warranties of Seller which survive the Closing and any other obligations of Seller which expressly survive Closing under this Agreement shall not exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), and in no event shall any liability arise in connection therewith unless and except to the extent that the direct damages to Purchaser by reason of all such claims, collectively, exceed $50,000.00.  In no event shall Seller be liable to Purchaser for any consequential, exemplary, punitive, or any other type of damages (other than direct damages) or for unrealized expectations or other similar claims in respect of any such claims, and in every case Purchaser’s recovery for any claims shall be net of any insurance proceeds and any indemnity, contribution, or other similar payment recovered or recoverable by Purchaser from any insurance company or other third party.  Seller’s total liability with respect to a default by Seller for refusal or failure to convey the Property shall not be governed by this Section but shall instead be governed by the terms and provisions of Section 10.2 of this Agreement.

11.16.     Intentionally Omitted.

11.17.     Time to Execute and Deliver.  This Agreement shall be void if one fully executed copy is not received by Seller on or before 5:00 p.m. Eastern Time on September 1, 2009 and/or if Seller shall not have received notice from the Escrow Agent that the Deposit shall have been received by the Escrow Agent, on or before 5:00 p.m. Eastern Time on the date which is two business days immediately following the date of this Agreement.

11.18.     No Personal Liability.  Any liability for participation in this transaction shall remain with Purchaser and Seller only and in no event shall there be any personal liability on the part of any officer, manager or employee of the parties, their partners or their constituent members or entities.  This provision shall survive Closing or any termination of this Agreement.

11.19.     Date of Agreement.  All references to the date of this Agreement mean the date upon which both Seller and Purchaser have executed this Agreement.

11.20.     Date of Performance.  If the date of performance of any obligation or the expiration of any time period provided herein should fall on a Saturday, Sunday or legal holiday, then said obligation shall be due and owing, and said time period shall expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday.  Any reference in this Agreement to a “business day” shall mean any day of the week other than a Saturday, Sunday or legal holiday.  Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed not later than 5:00 p.m. (Eastern Time) on the day of performance.

11.21.     Waiver.  Excuse or waiver of the performance by the other party of any obligation under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving.  No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.  All of the provisions of this Section 11 shall survive the Closing, or in the event that the Closing does not occur, any termination or cancellation of this Agreement.

11.22.     Interpretation.  This Agreement is the result of negotiations between the parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the Agreement, the relative bargaining powers of the parties or the domicile of any party.  Seller and Purchaser are each represented by legal counsel competent of advising them of their obligations and liabilities hereunder.  The presentation and negotiation of this Agreement shall not be construed as any offer by Seller to sell, or any offer by Purchaser to purchase, the Property or obligate either party unless and until this Agreement has been duly executed and delivered to both parties.

11.23.     Public Disclosure.  Following Closing, Purchaser and Seller shall have the right to announce the acquisition and sale of the Property in the media (including “tombstones”), provided that (i) Purchaser shall consult with Seller with respect to any such notice or publication and implement any comments or objections of Seller, and (ii) the Purchase Price is not disclosed and neither party discloses the name of the other party, directly or indirectly.  Seller may also publicize the sale of the Property in the ordinary course of its business.  The provisions of this Section shall survive Closing.  Neither party shall publicly disclose the terms of this transaction without the prior written consent of the other party, except (after written notice to the other party) as may be required by law or as required to enforce the terms and provisions hereof.

11.24.      Governmental Approvals.  Nothing in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision map, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to Closing, and Purchaser shall not do so without the prior written approval of Seller, which approval may be withheld in Seller’s sole and absolute discretion.  Purchaser also agrees not to submit any reports, studies or other documents, including without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to Closing, unless first approved in writing by Seller, which approval Seller may withhold in its sole, absolute discretion, provided, however, that Purchaser shall have the right without the consent of Seller to request a zoning confirmation letter or certificate from the Brookline, Massachusetts zoning authority.   Purchaser’s obligation to purchase the Property shall not be subject to or conditioned upon Purchaser obtaining any variance(s), zoning amendment, subdivision map, lot line adjustment, condominium approval or other discretionary governmental act, approval or permit.

11.25.      Purchaser Not a Successor of Seller.  Purchaser is not and shall not be deemed to be a successor to Seller.  Purchaser is acquiring only the Property and not an ongoing business enterprise.

11.26.      Termination.  Upon termination of this Agreement in accordance with its terms (and not as a result of a default by either party), neither party shall have any further rights or obligations or liabilities, except those rights and obligations arising under any sections of this Agreement which expressly survive termination of this Agreement.  It is hereby agreed that, in addition to express statements of survivability, all references in this Agreement to Seller’s or Escrow Agent’s obligation to return the Deposit to Purchaser shall survive the termination of this Agreement.

11.27.      Construction.  As used herein, the words “include”, “including”, and similar terms shall be construed as if followed by the phrase “without limitation”.

11.28.      No Third Party Beneficiary.  This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary.

IN WITNESS WHEREOF, the undersigned Seller has executed and delivered this Purchase and Sale and Escrow Agreement as an instrument under seal as of the date set forth above.

SELLER:

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

IN WITNESS WHEREOF, the undersigned Purchaser has executed and delivered this Purchase and Sale and Escrow Agreement as an instrument under seal as of the date set forth above.

PURCHASER:

THE HAMILTON COMPANY, INC.
a Massachusetts corporation

By:
Name:
Title:

An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Title Company this          day of                         , 2009, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.

ESCROW AGENT/TITLE COMPANY

FIRST AMERICAN TITLE INSURANCE
COMPANY

By:
Name:	Michael J. Desmond
Title:	Vice President

List of Exhibits

Exhibit 1.1.1	Legal Description

Exhibit 1.1.3	Inventory of Personal Property

Exhibit 1.1.6	Schedule of Leases and Security Deposits

Exhibit 3.1.2	Insurance Requirements

Exhibit 3.3	Schedule of Contracts Equipment Leases

Exhibit 9.3.1	Form of Massachusetts Quitclaim Deed

Exhibit 9.3.2	Form of Bill of Sale

Exhibit 9.3.3	Form of Assignment and Assumption of Leases

Exhibit 9.3.4	Form of Assignment and Assumption of Contracts

Exhibit 9.3.5	Form of Property Name Assignment

Exhibit 9.3.6	Form of Assignment of Warranties and Guarantees

Exhibit 9.3.8	Form of FIRPTA Affidavit

Exhibit 9.8	Form of Notice to Utility Company

Exhibit 9.9	Notice to Tenants

2

EXHIBIT 1.1.1

LEGAL DESCRIPTION

A certain parcel of land, with buildings thereon, situated in Brookline, Norfolk County, Massachusetts, bounded and described as follows:

BEGINNING at a point on the northerly sideline of Freeman Street, said point being the point of curvature of a curve connecting the northerly side of Freeman Street and the easterly sideline of Pleasant Street; thence running along said curved line to the right of radius 30.57 feet a distance of 44.56 feet to a point of tangency, said point being on the easterly sideline of Pleasant Street;

THENCE running along said easterly sideline of Pleasant Street North 01°19’00” East a distance of 31.37 feet to an angle point;

THENCE turning and running along said easterly sideline of Pleasant Street North 00°44’44” West a distance of 336.10 feet to a point of curvature;

THENCE running along a curved line to the right of radius 20.00 feet a distance of 34.54 feet to a point of tangency, said point being on the southerly sideline of Thatcher Street;

THENCE running along said southerly sideline of Thatcher Street South 81°49’38” East a distance of 438.23 feet to a point of curvature;

THENCE running along a curved line to the right of the radius 20.00 feet a distance of 31.35 feet to a point of tangency, said point being on the westerly sideline of St. Paul Street;

THENCE running along the westerly side of St. Paul Street South 08°00’00” West a distance of 370.47 feet to a point of curvature;

THENCE running along a curved line to the right of the radius 20.00 feet a distance of 31.34 feet to a point of tangency, said point being on the northerly sideline of Freemen Street;

THENCE running along the northerly sideline of Freeman Street North 82°14’30” West a distance of 372.80 feet to the point of beginning.

EXHIBIT 1.1.3

INVENTORY OF PERSONAL PROPERTY

SEE ATTACHED

EXHIBIT 1.1.6

SCHEDULE OF LEASES AND SECURITY DEPOSITS

SEE ATTACHED

EXHIBIT 3.1.2

INSURANCE REQUIREMENTS

I.                                         Prior to performing any Assessment activities, Purchaser and all Purchaser’s consultants, engineers and any environmental consultant and any subcontractor thereof (and any other agent, contractor or consultant of Purchaser performing Assessment activities) shall have and maintain in forms and with companies reasonably acceptable to Owner at least the following insurance coverage:

A.                                   Environmental Legal Liability Insurance

A policy of environmental legal liability insurance, having minimum limits of Five Million Dollars ($5,000,000) per occurrence (or Each Pollution Incident Loss) with a Five Million Dollar ($5,000,000) Policy aggregate, written on a claims-made or occurrence basis, with a deductible no greater than One Hundred Thousand Dollars ($100,000) per occurrence.  Consultant shall maintain claims-made coverage in the above liability limits for at least two (2) years after contract completion under the same terms and conditions.  Notwithstanding the foregoing, in the event Purchaser wishes to conduct a phase II environmental assessment or any intrusive  testing, additional or increased coverage may be required.

B.                                     Workers’ Compensation and Employers’ Liability

1.                                       Statutory requirement in states where operating, to include all areas involved in operations covered under this Agreement.

2.                                       Coverage “B” — Employers’ Liability - $100,000 Bodily Injury by accident — each accident; $100,000 Bodily Injury by disease — each employee; $500,000 disease policy limit.

C.                                     General Liability Insurance

1.                                       Standard Commercial General Liability policy form on an occurrence basis including Premises/Operations Liability, Broad Form Contractual Liability, Blanket Owner’s and Contractors Liability and Products/Completed Operations Liability and the explosion, collapse and underground (xcu) exclusions eliminated.

2.                                       Limits of Liability: One Million Dollars ($1,000,000) Per Occurrence and Two Million Dollars ($2,000,000) Products Completed Operations and General Aggregates.

D.                                    Automobile Liability Insurance

1.                                       Comprehensive Automobile form, including all Owned, Non-Owned and Hired Vehicles.

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2.                                       Limits of Liability: Bodily Injury, $1,000,000 each person, $1,000,000 any one accident or loss.

3.                                       The policy shall include Insurance Services Office policy endorsement Form MCS-90 or a similar endorsement providing coverage for environmental claims should there be any transportation of pollutants

E.                                     Umbrella Liability

Minimum amount of Five Million Dollars ($5,000,000) each occurrence and general aggregate, providing excess coverage on a following form basis over the coverage required by Subsections A., B. (except for Worker’s Compensation), C. and D.

II.                                     Additional Requirements

A.                                   Except where prohibited by law, all insurance policies except the Environmental Legal Liability Policy, shall provide that the insurance companies waive the rights of recovery or subrogation against the Owner, its agents, servants, invitees, employees, affiliated companies, contractors, subcontractors, and their insurers.

B.                                     Such insurance shall not be subject to cancellation except upon thirty (30) days prior written notice to Owner.

C.                                     All insurance required hereunder shall be with such insurance companies as are reasonably satisfactory and acceptable to Owner.  Prior to commencement of the Assessment, Purchaser shall deliver to Owner for its inspection all insurance certificates for coverage required hereunder or such other evidence of compliance with the foregoing insurance requirements as is required by, and satisfactory and acceptable to, Owner.

D.                                    Owner, its parent, subsidiaries, affiliates, investment advisors, property managers or designees, and its and their officers, directors, and employees shall be named as additional insured under the General Liability, Automobile Liability and Umbrella Liability insurance policies required to be maintained by Purchaser’s consultants and/or any subcontractor thereof.

E.                                      All Insurance coverage maintained by Purchaser and Purchaser’s consultants and any subcontractor thereof shall be primary and not contributing with any insurance maintained by Owner.

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EXHIBIT 3.3

SCHEDULE OF CONTRACTS AND EQUIPMENT LEASES

SEE ATTACHED

EXHIBIT 3.5

SEE ATTACHED

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EXHIBIT 9.3.1

MASSACHUSETTS QUITCLAIM DEED

175 FREEMAN STREET INVESTORS LLC, a Delaware limited liability company (the “Grantor”), whose address is c/o UBS Realty Investors LLC, 242 Trumbull Street, Hartford, Connecticut 06103, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has, subject to the exceptions hereinafter set forth, GRANTED, SOLD, and CONVEYED and does hereby GRANT, SELL, and CONVEY, with QUITCLAIM COVENANTS, unto THE HAMILTON COMPANY, INC., a Massachusetts corporation (the “Grantee”), whose address is 39 Brighton Avenue, Boston, Massachusetts 02134, certain land located at 175 Freeman Street, Brookline, Norfolk County, Massachusetts, and being more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements located on such land (such land and improvements being collectively referred to as the “Property”).

This conveyance is made and accepted subject to all matters set out in Exhibit B attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the Property, together with all rights and appurtenances pertaining thereto, including all of Grantor’s right, title and interest in and to adjoining streets, alleys and rights-of-way, unto Grantee and Grantee’s successors, heirs, and assigns forever; and Grantor does hereby bind itself and its successors and heirs to warrant and forever defend the Property unto Grantee and Grantee’s successors, heirs, and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise, for matters arising subsequent to the vesting of title in Grantor.

Notwithstanding any provision to the contrary, Grantor makes no warranties of any nature or kind, whether statutory, express or implied, with respect to the physical condition of the Property (including without limitation any and all improvements located thereon and/or comprising a part thereof), and Grantee by its acceptance of this Deed accepts the physical condition of the Property “AS IS, WITH ALL FAULTS.”

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EXECUTED as of the [      ] day of October, 2009.

GRANTOR:

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

STATE OF CONNECTICUT	)
) ss
COUNTY OF HARTFORD	)

On this        day of October, 2009, before me personally appeared Jayne M. Brundage, who acknowledged herself to be the Executive Vice President of 175 Freeman Street Investors LLC, a Delaware limited liability company, and that she, being authorized so to do, executed the foregoing instrument for the purposes therein contained as her and its free act and deed, by signing the name of limited liability company by herself as Executive Director.

IN WITNESS WHEREOF, I have hereunto set my hand

Notary Public

My Commission Expire

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EXHIBIT 9.3.2

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, 175 FREEMAN STREET INVESTORS LLC, a Delaware limited liability company (the “Seller”), hereby conveys to THE HAMILTON COMPANY, INC., a Massachusetts corporation (the “Purchaser”), all of Seller’s right, title and interest in and to those certain items of personal property described on Exhibit A attached hereto and made a part hereof (the “Personal Property”) relating to certain real property located at 175 Freeman Street, Brookline, Norfolk County, Massachusetts.

The “Personal Property” expressly excludes the following:  (i) all items of personal property owned by tenants, subtenants, independent contractors, business invitees and utilities; and (ii) all cash on hand, checks, money orders, prepaid postage in postage meters, accounts receivable and claims arising prior to the Closing.  This Bill of Sale is given by Seller and accepted by Purchaser with no warranties, express or implied.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including but not limited to:  title; merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects.  Purchaser accepts the Personal Property on an “AS IS, WHERE IS” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this [      ] day of October, 2009.

SELLER:

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

EXHIBIT 9.3.3

ASSIGNMENT AND ASSUMPTION OF LEASES

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 175 FREEMAN STREET INVESTORS LLC, a Delaware limited liability company (the “Assignor”), hereby assigns, transfers and delegates to THE HAMILTON COMPANY, INC., a Massachusetts corporation (the “Assignee”), and Assignee hereby agrees to assume and accept the assignment and delegation of all of Assignor’s right, title and interest except for Assignor’s right to collect delinquent rent in and to the Landlord’s rights and obligations under the leases and the security deposits relating to the property known as Dexter Park Apartments and more particularly described on Exhibit A attached hereto.  The leases and security deposits (“Leases”) are listed on Exhibit B attached hereto.

By accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the date hereof, by the “landlord” or the “lessor” under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits.

Assignor shall indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period prior to date hereof and arising out of the Assignor’s obligations under such Leases.  Assignee shall indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of the Assignee’s obligations under such Leases.

Notwithstanding anything to the contrary contained herein, the indemnities contained herein shall survive for a period of six (6) months from the date set forth below (the “Survival Period”).  Any litigation with respect to such indemnification must be commenced (by service of process on such other party) within the Survival Period, and if not so commenced within the Survival Period, the indemnification shall be void and of no force or effect.  To the extent that Assignee has knowledge as of the date set forth below of any costs, liability, loss, damage or expense which would be covered by Assignor’s indemnity set forth above, Assignor’s indemnity set forth above shall be void and of no force or effect.  No claim for indemnity hereunder shall be actionable or payable unless the valid claims for indemnification collectively aggregate more than $50,000.  In no event shall the liability of Assignor or Assignee hereunder exceed $500,000 (in the aggregate together with any other liabilities of Assignor arising under the transactions contemplated by that certain Purchase and Sale and Escrow Agreement dated August [      ], 2009 by and between Assignor and Assignee), and liability hereunder shall be limited to actual damages and shall not include exemplary, punitive or consequential damages.

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If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

This Agreement is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit A (the “Permitted Exceptions”), attached hereto and made a part hereof for all purposes.

2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of this [      ] day of October, 2009.

ASSIGNOR:

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

ASSIGNEE:

THE HAMILTON COMPANY, INC.
a Massachusetts corporation

By:
Name:
Title:

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EXHIBIT 9.3.4

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

In consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 175 FREEMAN STREET INVESTORS, LLC, a Delaware limited liability company (the “Assignor”), hereby assigns to and delegates THE HAMILTON COMPANY, INC., a Massachusetts corporation (the “Assignee”), with an office and place of business at 39 Brighton Avenue, Boston, Massachusetts 02134, and Assignee hereby assumes and accepts the assignment and delegation of all of Assignor’s right, title and interest in and to the contracts, licenses, agreements and equipment leases (the “Contracts”) described on Exhibit A attached hereto relating to certain real property known as Dexter Park Apartments and located at 175 Freeman Street, Brookline, Norfolk County, Massachusetts, and Assignee hereby accepts such assignment.

Assignor shall indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period prior to date hereof and arising out of the Assignor’s obligations under the Contracts described on Exhibit A.  Assignee shall indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of the Assignee’s obligations under the Contracts described on Exhibit A.

Notwithstanding anything to the contrary contained herein, the indemnities contained herein shall survive for a period of six (6) months from the date set forth below (the “Survival Period”).  Any litigation with respect to such indemnification must be commenced (by service of process on such other party) within the Survival Period, and if not so commenced within the Survival Period, the indemnification shall be void and of no force or effect.  To the extent that Assignee has knowledge as of the date set forth below of any costs, liability, loss, damage or expense which would be covered by Assignor’s indemnity set forth above, Assignor’s indemnity set forth above shall be void and of no force or effect.  No claim for indemnity hereunder shall be actionable or payable unless the valid claims for indemnification collectively aggregate more than $50,000.  In no event shall the liability of Assignor or Assignee hereunder exceed $500,000 (in the aggregate together with any other liabilities of Assignor arising under the transactions contemplated by that certain Purchase and Sale and Escrow Agreement dated August [      ], 2009 by and between Assignor and Assignee), and liability hereunder shall be limited to actual damages and shall not include exemplary, punitive or consequential damages.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.

1

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of this [      ] day of October, 2009.

ASSIGNOR:

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

ASSIGNEE:

THE HAMILTON COMPANY, INC.
a Massachusetts corporation

By:
Name:
Title:

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EXHIBIT 9.3.5

ASSIGNMENT OF PROPERTY NAME

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, 175 FREEMAN STREET INVESTORS LLC, a Delaware limited liability company (the “Assignor”), hereby assigns, transfers and sets over unto THE HAMILTON COMPANY, INC., a Massachusetts corporation (the “Assignee”), all of Assignor’s right, title and interest, if any, in and to the property name “Dexter Park Apartments”.  Seller makes no warranty or representation of any kind with respect to its right, title and interest in the property name.

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of this [      ] day of October, 2009.

SELLER:

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

EXHIBIT 9.3.6

ASSIGNMENT OF WARRANTIES AND GUARANTEES

THIS AGREEMENT is made as of the [      ] day of October, 2009, between 175 FREEMAN STREET INVESTORS LLC, a Delaware limited liability company (the “Assignor”), and THE HAMILTON COMPANY, INC., a Massachusetts corporation (the “Assignee”).

R E C I T A L S :

Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”).

In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and sets over unto Assignee and Assignee hereby accepts from Assignor all of Assignor’s right, title and interest in and to all transferable warranties and guarantees, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements and any personal property conveyed to Assignee by Assignor in connection with the Property.

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the date above written.

SELLER:

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

EXHIBIT 9.3.8

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT
AND REAL PROPERTY TAX ACT

Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform                                           , a                                       , of [Address] (“Transferee”) that tax withholding will not be required in connection with the disposition of the Property as defined in, and pursuant to, that certain Purchase and Sale and Escrow Agreement dated                             , the undersigned certifies the following on behalf of                                  (“Transferor”):

1.                                       Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.                                       Transferor is not a disregarded entity as defined in Code § 1.1445-2(b)(2)(iii);

3.                                       Transferor’s U.S. employer identification number is 06-1604937; and

4.                                       Transferor’s address is:

c/o UBS Realty Investors LLC
242 Trumbull Street
Hartford, Connecticut 06103-1212

This Affidavit may be disclosed to the Internal Revenue Service and any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this Affidavit and to the best of my knowledge and belief it is true, correct, and complete, and further declare that I have authority to sign this document on behalf of Transferor.

, a

By:

Its:

Duly Authorized

EXHIBIT 9.8

NOTICE TO UTILITY COMPANY

October [      ], 2009

RE:                                                                              DEXTER PARK APARTMENTS
175 FREEMAN STREET
BROOKLINE, MASSACHUSETTS

You are hereby notified and advised that THE HAMILTON COMPANY, INC. (“Purchaser”) has purchased and acquired from 175 FREEMAN STREET INVESTORS LLC all right, title and interest in and to DEXTER PARK APARTMENTS (“Property”).

In accordance with the foregoing, you are hereby notified that all future invoices, bills, correspondence, and notices relating to the Property, should be delivered to Purchaser at the following address:  39 Brighton Avenue, Boston, Massachusetts 02134.

Upon final payment of the utility bills, please cancel any bonds in place and return the originals to Steven Miele at UBS Realty Investors LLC, 242 Trumbull Street, Hartford, Connecticut 06103-1212.

Very truly yours,

175 FREEMAN STREET INVESTORS LLC,
a Delaware limited liability company

By:	TPF Equity Trust Operating Partnership
LP, its sole member

	By:	TPF Equity Trust Operating
Partnership GP LLC, its general
partner

By:
		Name:	Jayne M. Brundage
		Title:	Executive Director

THE HAMILTON COMPANY, INC.
a Massachusetts corporation

By:
Name:
Title:

EXHIBIT 9.9

NOTICE TO TENANTS

October [      ], 2009

Re:      Notice of Change of Ownership of

Dexter Park Apartments, 175 Freeman Street, Brookline, Massachusetts

Ladies and Gentlemen:

You are hereby notified as follows:

1.     That as of the date hereof, 175 FREEMAN STREET INVESTORS LLC has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property, (the “Property”) to THE HAMILTON COMPANY, INC. (the “New Owner”).

2.     Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:

Dexter Park Apartments

Attn:                               (Telephone #:                       )

Street Address

City, State & Zip

3.               The New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease.

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